EXHIBIT 10.1













                       1990 EXECUTIVE STOCK PLAN
                       AS AMENDED AND RESTATED

                    Effective:  February 16, 1995
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                   1990 EXECUTIVE STOCK PLAN
                    AS AMENDED AND RESTATED


1. Establishment and Purpose.

     (a) Guy F. Atkinson Company of California (the "Company") previously adopted the Guy F. Atkinson Company of California 1990 Executive Stock Plan (the "Plan"). The Company hereby amends, restates and renames the Plan to read as set forth herein, effective as of February 16, 1995 (the "Effective Date"), but contingent upon approval by the shareholders of the Company within 12 months after the Effective Date. The Plan provides a means whereby:

          (1) key employees of the Company and its Subsidiaries may be given an opportunity to purchase shares of the common stock of the Company (the "Stock") pursuant to options which may qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (referred to as "incentive stock options");

          (2) key employees of the Company and its Subsidiaries may be given an opportunity to purchase shares of Stock pursuant to options which do not qualify as incentive stock options (referred to as "nonqualified stock options");

          (3) key employees of the Company and its Subsidiaries may acquire Stock for such consideration (if any) and subject to such restrictions (if any) as the Committee determines appropriate; and

          (4) key employees of the Company and its Subsidiaries may be granted rights or units the value of which is based on the value of the Stock.

     (b) The purpose of the Plan is to promote the long-term success of the Company by encouraging key employees to focus on long-range objectives, by attracting and retaining key employees and by aligning the financial interests of key employees with the interests of shareholders.

2.   Definitions.

     (a) "Awards" refers collectively to Stock grants, Stock sales, options to purchase Stock, stock appreciation rights, and units issued pursuant to this Plan.

     (b)  "Participant" refers to a recipient of an Award.

     (c) "Subsidiaries" refers to subsidiary corporations, as defined in Section 424(f) of the Code (but substituting "the Company" for "employer corporation"), including entities which become Subsidiaries after adoption of the Plan.

3.   Administration of the Plan.

     (a)  The Plan shall be administered by the Compensation
          Committee (the "Committee") of the Board of Directors of the Company (the "Board").

     (b) The Committee shall consist of not less than two members, who shall be members of the Board and who, during the one-year period preceding service on the Committee, did not receive Awards under the Plan and did not receive equity securities under any other plan of the Company or any of its affiliates. Committee members shall not be eligible for Awards while serving on the Committee.

     (c) The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee, but not less than two persons, shall constitute a quorum. Any acts of the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all the members of the Committee shall be valid acts of the Committee.

     (d) The Committee shall determine which key employees of the Company or its Subsidiaries shall be granted Awards under the Plan, the timing of such Awards, the terms thereof, and the number of shares of Stock subject to each Award.

     (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing Awards granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Participants.

     (f) The Plan is intended to meet the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934 and the requirements of Section 162(m)(4)(C) of the Code and shall be administered and construed accordingly.

4.   Stock Subject to the Plan; Limitations on Award.

     (a) Awards may be granted under the Plan to eligible persons for an aggregate of not more than one million three hundred thousand (1,300,000) shares of Stock. If an option is surrendered for cash or other consideration or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. If Stock is granted or sold subject to restrictions and is subsequently forfeited, the forfeited shares shall again be available for Awards under this Plan. If stock appreciation rights are granted and subsequently lapse or are forfeited, the shares to which the rights relate shall again be available for Awards under the Plan.

     (b) If there is any change in the Stock subject to the Plan or the Stock subject to any Award granted under the Plan, through merger, consolidation, reorganization, spin-off, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), extraordinary cash dividend or other change in the corporate structure of the Company, appropriate adjustments may be made by the Committee in order to preserve but not to increase the benefits to the Participants, including adjustments in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding Awards and the limitations in subparagraph
          (c) below.

     (c) The Company shall not grant, issue or sell to any employee in any calendar year:

          (1) options pursuant to paragraph 6 to purchase more than two hundred thousand (200,000) shares of Stock, or

          (2) stock appreciation rights with respect to more than two hundred thousand (200,000) shares of Stock, pursuant to paragraph 7.

5.   Eligibility.

     Persons who shall be eligible to have Awards granted to them shall be such key employees of the Company or its Subsidiaries as the Committee, in its discretion, shall designate from time to time. Members of the Board who are not full time employees of the Company may not participate in the Plan.

6.   Terms and Conditions of options.

     (a) The exercise price of the Stock covered by each incentive stock option shall not be less than the per share fair market value of such Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent (l0%) of the combined voting power of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (ll0%) of the fair market value of the Stock on the date the option is granted. Nonqualified stock options may be granted with an exercise price less than fair market value. The exercise price of an outstanding stock option shall be subject to adjustment to the extent provided in paragraph 4, above.

     (b) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

     (c) The Committee shall determine the term of each option granted under the Plan, but the term of each option shall be for no more than ten (l0) years; provided, however, that in the case of an incentive stock option granted to a person possessing more than ten percent (l0%) of the combined voting power of the Company or any Subsidiary, the term shall be for no more than five (5) years.

     (d) The stock option agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan) including, without limitation, stock appreciation rights with respect to options granted under this Plan. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

7.   Stock Appreciation Rights.

     The Committee may, under such terms and conditions as it deems appropriate, authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration therefor in an amount equal to the difference obtained by subtracting the option price of the shares then subject to exercise under such option from the fair market value of the Stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares of Stock valued at their fair market value on the date of surrender of such option or in cash, or partly in shares and partly in cash. Acceptance of surrender and the manner of payment shall be in the discretion of the Committee. Any payments of cash under this paragraph shall be from the general assets of the Company.

8.   Stock Awards

     The Comrnittee may, in its discretion, issue Stock to eligible persons as compensation for services rendered to the Company or its Subsidiaries, on whatever basis and subject to such performance requirements, terms and conditions as the Committee determines. The terms and conditions of such an Award shall be evidenced by a written agreement executed by the Company and the Participant.

9.   Unit Awards

     The Committee may, in its discretion, issue units to eligible persons as compensation for services rendered to the Company or its Subsidiaries, the value of such units to be based on the value of the Stock. Unit Awards shall be subject to whatever performance requirements, terms and conditions the Committee determines appropriate. The terms of a Unit Award shall be evidenced by a written agreement executed by the Company and the Participant.

lO.  Restrictions on Transfer of Stock.

     Stock acquired under the Plan shall be subject to such restrictions and agreements regarding performance, vesting, sale, assignment, encumbrance, or other transfer as the Committee deems appropriate at the time of making an Award.

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11.  Use of Proceeds.

     Any cash proceeds realized from the sale of Stock pursuant to the Plan or from the exercise of options granted under the Plan shall constitute general funds of the Company.

12.  Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as provided in paragraph 4, above, the Board shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

          (1) to increase the maximum number of shares subject to the Plan; or

          (2) to change the designation or class of persons eligible to receive Awards under the Plan.

     (b) No Award may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, alter or impair any rights or obligations under any Award previously made under the Plan.

     (c) This Plan shall terminate l0 years from the date of adoption of the Plan, unless previously terminated by the Board pursuant to this paragraph.

     (d) Upon a termination of the Plan, the Committee may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration therefor in the same manner as if the Participant had surrendered an option under paragraph 7 regarding stock appreciation rights.

13.  Consideration.

     Payment of the exercise price of an option or payment of any consideration required for a Stock Award granted under this Plan shall be made in cash; provided, however, that the Comrnittee, in its sole discretion, may establish procedures which permit a Participant to pay the exercise or purchase price in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock. The Committee may also establish procedures for the sale of shares of Stock to cover withholding taxes or the withholding of shares of Stock issuable upon exercise of an option to satisfy applicable withholding taxes to the extent permitted by applicable law.


Date Amended, Restated and Renamed By Company:  February 16, 1995

Date Approved By Shareholders:  April 19, 1995